UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g)

OF THE SECURITIES EXCHANGE ACT OF 1934

AMBICOM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	26-2964607
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

500 Alder Drive Milpitas, CA 95035
(Address of principal executive offices)

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, Par value $0.008 per share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-153402(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.008 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be registered

Incorporated by reference to the information set forth under the caption “Description of Securities” in Registrant’s Form 10-K for the fiscal year ended July 31, 2011 (SEC File No. 333-153402).

Item 2. Exhibits

The following exhibits are filed as a part of this Registration Statement:

3.1	Articles of Incorporation of AmbiCom Holdings, Inc. f/k/a Med Control, Inc.(1)

3.2	Certificate of Change Pursuant to NRS 78.209 of AmbiCom Holdings, Inc. *

10.1	2010 Equity Incentive Equity Plan (1)

10.2	Investment Agreement between the Registrant and Kodiak Capital Group LLC dated October 31, 2011 (2)

10.3	Registration Rights Agreement between the Registrant and Kodiak Capital Group LLC dated October 31, 2011 (2)

(1) Incorporated by reference to exhibits on Registrant’s Form 8-K (SEC File No. 333-1444310) filed January 22, 2010.

(2) Incorporated by reference to exhibits on Registrant’s Form 8-K (SEC File No. 333-153402) filed November 7, 2011.

* Filed herewith.

**Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBICOM HOLDINGS, INC.
(Registrant)

Date: February 24, 2012	/s/ John Hwang
Name: John Hwang Title: Chief Executive Officer, Chief Financial Officer